AMENDMENT NO. 1 TO DEPOSIT AGREEMENT

AMENDMENT NO. 1 dated as of June , 2008 (the "Amendment") to the Amended and Restated Deposit Agreement dated as of April 22, 2002 as further Amended and Restated as of December 15, 2002 (as so further amended and restated, the "Deposit Agreement"), among Public Joint-Stock Company "Southern Telecommunications Company" (the "Company"), incorporated under the laws of The Russian Federation, JPMorgan Chase Bank, N.A., as depositary (the "Depositary"), and all Owners and Beneficial Owners from time to time of American Depositary Receipts ("Receipts") issued thereunder.

WITNESSETH:

WHEREAS, the Company and the Depositary executed the Deposit Agreement for the purposes set forth therein; and
WHEREAS, pursuant to Section 6.01 of the Deposit Agreement, the Company and the Depositary desire to amend the terms of the Deposit Agreement and Receipts.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Depositary hereby agree to amend the Deposit Agreement as follows:

ARTICLE I

DEFINITIONS
SECTION 1.01. Definitions. Unless otherwise defined in this Amendment, all capitalized terms used, but not otherwise defined, herein shall have the meaning given to such terms in the Deposit Agreement.

ARTICLE II

AMENDMENTS TO DEPOSIT AGREEMENT AND FORM OF RECEIPT

SECTION 2.01.  All references in the Deposit Agreement to the term "Deposit Agreement" shall, as of the Effective Date (as herein defined), refer to the Deposit Agreement, as amended by this Amendment.
SECTION 2.02. All references in the Deposit Agreement to the Depositary or JPMorgan Chase Bank shall be deemed references to JPMorgan Chase Bank, N.A.
SECTION 2.03. A new Section 3.04 is added to the Deposit Agreement and a newArticle 24 is added to the form of Receipt, each as follows:
Disclosure of Interests. The Company or, on the request of the Company, the Depositary may from time to time request Owners to provide information as to the capacity in which such Owners own or owned Receipts and regarding the identity of any other persons then or previously having a beneficial interest in such Receipts and the nature of such interest and various other matters. Each Owner agrees to provide any information requested pursuant to this Section 3.04. The Depositary agrees to comply with reasonable written instructions received from time to time from the Company requesting that the Depositary forward any such requests to the Owners and to forward to the Company any such responses to such requests received by the Depositary. To the extent that provisions of or governing any Deposited Securities (including the Company's Charter or applicable law) may require the disclosure of beneficial or other ownership of Deposited Securities, other Shares and other securities to the Company and may provide for blocking transfer and voting or other rights to enforce such disclosure or limit such ownership, the Company may instruct the Depositary to shall use its reasonable efforts under the circumstances to comply with the Company instructions as to Receipts in respect of any such enforcement or limitation, and Owners and Beneficial Owners shall comply with all such disclosure requirements and ownership limitations and shall cooperate with the Depositary's compliance with such Company instructions; provided, however, the Company acknowledges that no such instructions shall be provided to the Depositary with respect to any Receipts registered in the name of The Depository Trust Company or its nominee.

SECTION 2.04. Section 5.13 of the Deposit Agreement is amended to reflect the appointment of Open Joint Stock Company "Obiedinennaya registratsionnaya companiya" (United Registration Company) as the Russian Share Registrar or such other Russian Share Registrar reasonably acceptable to the Depositary after no less than 45 days prior written notice to the Depositary (except where the then current Russian Share Registrar ceases to be legally permitted to provide registrar services, in which case the Depositary shall receive sufficient prior notice so as to enable it to make a determination on the acceptance of such entity as a successor Russian Share Registrar).

SECTION 2.05. Section 4.06 of the Deposit Agreement and Article 15 of the

Receipt are each amended to include the following at the conclusion thereof:

The Depositary shall also fix a record date or record dates for the determination of the Owners who shall be responsible for the fees assessed by the Depositary for administration of the Receipt program and for any expenses provided for in [Section 5.09] [Article 7] hereof.

SECTION 2.06 Section 5.03 of the Deposit Agreement and Article 18 of the Receipt are each amended to include the following immediately prior to the final sentence thereof:
Neither the Company nor the Depositary nor any of their respective agents shall be liable to Owners or Beneficial Owners for any indirect, special, punitive or consequential damages.

SECTION 2.07. The second paragraph of Section 5.08 of the Deposit Agreement is deleted in its entirety and replaced with the following:
The Depositary agrees to indemnify the Company, its directors, employees, agents and affiliates and hold them harmless from any liability or expense which may arise out of acts performed or omitted by the Depositary or its Custodian or their respective directors, employees, agents and affiliates due to their negligence or bad faith.

Notwithstanding any other provision of this Deposit Agreement (including, without limitation, the indemnification provisions of the first two paragraphs of this Section 5.08) or the Receipts to the contrary, neither the Company nor the Depositary, nor any of their agents, shall be liable to the other for any indirect, special, punitive or consequential damages (collectively "Special Damages") except (i) to the extent such Special Damages arise from the gross negligence or willful misconduct of the party from whom indemnification is sought or (ii) to the extent Special Damages arise from or out of a claim brought by a third party (including, without limitation, Owners) against the Depositary or its agents, except to the extent such Special Damages arise out of the gross negligence or willful misconduct of the party seeking indemnification hereunder.

SECTION 2.08. Section 5.09 of the Deposit Agreement and Article 7 of the

form of Receipts are each amended to read as follows:

Charges of Depositary. The Depositary may collect from (i) each person to whom American Depositary Shares are issued, including, without limitation, issuances against deposits of Shares, issuances in respect of Share distributions, rights and other distributions, issuances pursuant to a stock dividend or stock split declared by the Company, or issuances pursuant to a merger, exchange of securities or any other transaction or event affecting the American Depositary Shares or the Deposited Securities, and (ii) each person surrendering American Depositary Shares for withdrawal of Deposited Securities or whose American Depositary Shares are cancelled or reduced for any other reason, up to U.S.$5.00 for each 100 American Depositary Shares (or portion thereof) issued, delivered, reduced, cancelled or surrendered (as the case may be). The Depositary may sell (by public or private sale) sufficient securities and property received in respect of Share distributions, rights and other distributions prior to such deposit to pay such charge. The following additional charges shall be incurred by the Owners, by any party depositing or withdrawing Shares, or by any party surrendering American Depositary Shares, to whom American Depositary Shares are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the American Depositary Shares or the Deposited Securities or a distribution of American Depositary Shares), whichever is applicable (i) an aggregate fee of U.S.$0.03 per American Depositary Share (or portion thereof) per calendar year for services performed by the depositary in administering the Receipts (which fee may be charged on a periodic basis during each calendar year and shall be assessed against Owners of Receipts as of the record date or record dates set by the depositary during each calendar year and shall be payable at the sole discretion of the Depositary by billing such Owners or by deducting such charge from one or more cash dividends or other cash distributions), (ii) to the extent not prohibited by the rules of the primary stock exchange upon which the American Depositary Shares are listed, a fee of U.S.$1.50 per Receipt or Receipts for transfers made pursuant to paragraph (3) hereof, (iii) a fee for the distribution or sale of securities pursuant to Article 4 of the Deposit Agreement, such fee being in an amount equal to the fee for the execution and delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes of this [Section 5.09][Article 7] treating all such securities as if they were Shares) but which securities or the net cash proceeds from the sale thereof are instead distributed by the Depositary to Owners entitled thereto, and (iv) such fees and expenses as are incurred by the Depositary (including without limitation expenses incurred on behalf of Owners in connection with compliance with foreign exchange control regulations or any law or regulation relating to foreign investment) in delivery of Deposited Securities or otherwise in connection with the Depositary's or its Custodian's compliance with applicable law, rule or regulation. The Company will pay all other charges and expenses of the Depositary and any agent of the Depositary (except the Custodian) pursuant to agreements from time to time between the Company and the Depositary, except (i) stock transfer or other taxes and other governmental charges (which are payable by Owners or persons depositing Shares), (ii) cable, telex and facsimile transmission and delivery charges incurred at the request of persons depositing, or Owners delivering Shares, Receipts or Deposited Securities (which are payable by such persons or Owners), (iii) transfer or registration fees for the registration or transfer of Deposited Securities on any applicable register in connection with the deposit or withdrawal of Deposited Securities (which are payable by persons depositing Shares or Owners withdrawing Deposited Securities; there are no such fees in respect of the Shares as of the date of the Deposit Agreement), (iv) expenses of the Depositary in connection with the conversion of foreign currency into U.S. dollars (which are paid out of such foreign currency), and (v) any other charge payable by any of the Depositary, any of the Depositary’s agents, including, without limitation, the Custodian, or the agents of the Depositary’s agents in connection with the servicing of the Shares or other Deposited Securities (which charge shall be assessed against Owners as of the record date or dates set by the Depositary and shall be payable at the sole discretion of the Depositary by billing such Owners or by deducting such charge from one or more cash dividends or other cash distributions). Such charges may at any time and from time to time be changed by agreement between the Company and the Depositary. The charges and expenses of the Custodian are for the sole account of the Depositary.

The Depositary, subject to [Section 2.09][Article 8] hereof, may own and deal in, any class of securities of the Company and its affiliates and in Receipts.

SECTION 2.09. The addresses of the Depositary set forth in the second paragraph of Section 7.05 of the Deposit Agreement are amended to read as follows:

JPMorgan Chase Bank, N.A.
Four New York Plaza
New York, New York 10004
Attention: ADR Administration
Fax: (212) 623-0079

SECTION 2.10.   References in the form of Receipt to "JPMorgan Chase Bank, a New York banking corporation" are replaced with "JPMorgan Chase Bank, N.A., a national banking association organized under the laws of the United States of America".

SECTION 2.11. The last sentence of the first paragraph of Article 11 of the form of Receipt is amended to read as follows:
Such reports and communications will be available for inspection and copying by Owners and Beneficial Owners at the public reference facilities maintained by the Commission located at 100 F Street, NE, Washington, DC 20549.

SECTION 2.12. The form of Receipt, reflecting the amendments set forth herein and some clarifying amendments thereto is amended and restated to read as set forth as Exhibit A hereto.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

SECTION 3.01. Representations and Warranties. The Company represents and warrants to, and agrees with, the Depositary and the Owners, that:

(a) This Amendment, when executed and delivered by the Company, and the Deposit Agreement and the Form F-6 when executed and delivered by the Company in connection herewith, will be and have been, respectively, duly and validly authorized, executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and

(b) In order to ensure the legality, validity, enforceability or admissibility into evidence of this Amendment or the Deposit Agreement as amended hereby, and any other document furnished hereunder or thereunder in the Russian Federation, neither of such agreements need to be filed or recorded with any court or other authority in the Russian Federation, nor does any stamp or similar tax need to be paid in the Russian Federation on or in respect of such agreements; and

(c) All of the information provided to the Depositary by the Company in connection with this Amendment is true, accurate and correct.

ARTICLE IV

MISCELLANEOUS

SECTION 4.01. Effective Date. This Amendment is dated as of the date set forth above and shall be effective as of thirty days from the date notice hereof is first provided to Owners (the "Effective Date").
SECTION 4.02. Indemnification. The parties hereto shall be entitled to all of the benefits of the indemnification provisions of Section 5.08 of the Deposit Agreement, as amended hereby in connection with any and all liability it or they may incur as a result of the terms of this Amendment and the transactions contemplated herein.
SECTION 4.03. Governing Law. This Amendment and the Receipts as amended hereby shall be governed by and construed in accordance with the laws of the State of New York.
SECTION 4.04. Outstanding Receipts. Receipts issued prior or subsequent to the date hereof, which do not reflect the changes to the form of Receipt effected hereby, do not need to be called in for exchange and may remain outstanding until such time as the Owners thereof choose to surrender them for any reason under the Deposit Agreement. The Depositary is authorized and directed to take any and all actions deemed necessary to effect the foregoing.

IN WITNESS WHEREOF, the Company and the Depositary have caused this Amendment to be executed by representatives thereunto duly authorized as of the date set forth above and all Owners shall become parties hereto by holding American Depositary Shares as of the Effective Date.

PUBLIC JOINT-STOCK COMPANY
"SOUTHERN TELECOMMUNICATIONS
COMPANY"

By:____________________________ Name: A.V. Andreev Title: General Director

JPMORGAN CHASE BANK, N.A.

By:____________________________ Name: Title:

EXHIBIT A

ANNEXED TO AND INCORPORATED IN
AMENDMENT TO DEPOSIT AGREEMENT

[FORM OF FACE OF ADR]

AMERICAN DEPOSITARY SHARES
(Each American Depositary Share represents fifty deposited Shares)

IT IS EXPECTED THAT SHARES DEPOSITED HEREUNDER WILL BE REGISTERED ON THE SHARE REGISTER MAINTAINED BY THE RUSSIAN SHARE REGISTRAR IN THE NAME OF THE DEPOSITARY OR ITS NOMINEE OR OF THE CUSTODIAN OR ITS NOMINEE. OWNERS AND BENEFICIAL OWNERS SHOULD BE AWARE, HOWEVER, THAT RUSSIA'S SYSTEM OF SHARE REGISTRATION AND CUSTODY CREATES CERTAIN RISKS OF LOSS THAT ARE NOT NORMALLY ASSOCIATED WITH INVESTMENTS IN OTHER SECURITIES MARKETS. THE DEPOSITARY WILL NOT BE LIABLE FOR THE UNAVAILABILITY OF SHARES, OR FOR THE FAILURE TO MAKE ANY DISTRIBUTION OF CASH OR PROPERTY WITH RESPECT THERETO AS A RESULT OF SUCH UNAVAILABILITY.

THE DEPOSITARY HAS BEEN ADVISED BY RUSSIAN COUNSEL THAT COURTS IN THE RUSSIAN FEDERATION WILL NOT RECOGNIZE OR ENFORCE JUDGMENTS OBTAINED IN THE NEW YORK COURTS.

JPMORGAN CHASE BANK, N.A.

AMERICAN DEPOSITARY RECEIPT FOR

COMMON SHARES OF

THE PAR VALUE OF 0.33 RUBLES EACH OF

PUBLIC JOINT-STOCK COMPANY "SOUTHERN TELECOMMUNICATIONS COMPANY"
(INCORPORATED UNDER THE LAWS OF THE RUSSIAN FEDERATION)

JPMorgan Chase Bank, N.A., as depositary (hereinafter called the "Depositary"), hereby certifies that ________________________________________________________, or registered assigns IS THE OWNER OF _____________________________

AMERICAN DEPOSITARY SHARES

representing deposited common shares in registered form, par value 0.33 Rubles each (herein called "Shares") of PUBLIC JOINT-STOCK COMPANY "SOUTHERN TELECOMMUNICATIONS COMPANY", incorporated under the laws of the Russian Federation (herein called the "Company"). The term "Depositary" shall include the nominee of JPMorgan Chase Bank, N.A. in whose name Shares are registered pursuant to the Deposit Agreement (as such term is hereinafter defined). At the date hereof, each American Depositary Share represents fifty Shares that is deposited or subject to deposit under the Deposit Agreement (as such term is hereinafter defined) at the Moscow, Russian Federation, office of ING Bank (Eurasia) (Closed Joint Stock Company) (herein called the "Custodian").

THE DEPOSITARY'S OFFICE ADDRESS IS
FOUR NEW YORK PLAZA, NEW YORK, NEW YORK 10004

1. THE DEPOSIT AGREEMENT.

This American Depositary Receipt is one of an issue (herein called "Receipts"), all issued and to be issued upon the terms and conditions set forth in the Amended and Restated Deposit Agreement, dated as of April 22, 2002 as further Amended and Restated as of December 15, 2002 (as hereinafter amended from time to time, the "Deposit Agreement"), by and among the Company, the Depositary, and the Owners and Beneficial Owners from time to time of Receipts issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and become bound by all the terms and conditions thereof. The Deposit Agreement sets forth the rights of Owners and Beneficial Owners of the Receipts and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property, and cash are herein called "Deposited Securities"). Copies of the Deposit Agreement are on file at the Depositary's Office in New York City and at the office of the Custodian.

The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. Capitalized terms defined in the Deposit Agreement and not defined herein shall have the meanings set forth in the Deposit Agreement.

2. SURRENDER OF RECEIPTS AND WITHDRAWAL OF SHARES.

Upon surrender at the Depositary's Office of this Receipt accompanied by such documents as the Depositary may require (including a purchase/sale contract relating to the transfer of the Shares), and upon payment of the fee of the Depositary provided in this Receipt and subject to the terms and conditions of the Deposit Agreement, the Owner hereof is entitled to delivery, to him or upon his order, of the Deposited Securities at the time represented by the American Depositary Shares for which this Receipt is issued. Delivery of such Deposited Securities may be made by the delivery of (a) certificates or other documents evidencing title (including extracts from the Share Register) in the name of the Owner hereof or as ordered by him or properly endorsed or accompanied by proper instruments of transfer and (b) any other securities, property and cash to which such Owner is then entitled in respect of this Receipt. The Depositary shall direct the Custodian or its agents to cause the transfer and recordation by the Russian Share Registrar on the Share Register of the Shares being withdrawn in the name of such Owner or as directed by him as above provided, and the Company shall ensure that such transfer and recordation is promptly effected. Upon such transfer and recordation, the Custodian shall deliver at the Moscow, Russian Federation, office of the Custodian, subject to Sections 2.06, 3.01 and 3.02 and the other terms and conditions of the Deposit Agreement, to or upon the written order of the person or persons designated in the order delivered to the Depositary as above provided, documents evidencing title (including extracts from the Share Register) for the amount of Deposited Securities represented by the American Depositary Shares evidenced by this Receipt, except that, if and to the extent practicable, the Depositary may make delivery to such person or persons at the Depositary's Office of any dividends or distributions with respect to the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary. At the request and for the account of such Owner, the Depositary shall direct the Custodian to forward any cash or other property (other than rights) comprising, and forward a certificate or certificates and other proper documents evidencing title for (as described above), the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt to the Depositary for delivery at the Depositary's Office. Such direction shall be given by letter or, at the request, risk and expense of such Owner, by cable, telex or facsimile transmission.

3. TRANSFERS, SPLIT-UPS, AND COMBINATIONS OF RECEIPTS.

The transfer of this Receipt is registrable on the books of the Depositary at the Depositary's Office by the Owner hereof in person or by a duly authorized attorney, upon surrender of this Receipt properly endorsed for transfer or accompanied by proper instruments of transfer and funds sufficient to pay any applicable transfer taxes and the expenses of the Depositary and upon compliance with such regulations, if any, as the Depositary may establish for such purpose. This Receipt may be split into other such Receipts, or may be combined with other such Receipts into one Receipt, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary, the Custodian, or Registrar may require payment from the depositor of the Shares or the presenter of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees and expenses as provided in this Receipt, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any regulations the Depositary may establish consistent with the provisions of the Deposit Agreement or this Receipt, including, without limitation, this Article 3.

The delivery of Receipts against deposit of Shares generally or against deposit of particular Shares may be suspended, or the transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement or this Receipt, or for any other reason, subject to the provisions of the following sentence. Notwithstanding anything to the contrary in the Deposit Agreement or this Receipt, the surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders' meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares.

4. LIABILITY OF OWNER OR BENEFICIAL OWNERS OF TAXES.

If any tax or other governmental charge shall become payable with respect to any Receipt or any Deposited Securities represented hereby, such tax or other governmental charge shall be payable by the Owner or Beneficial Owner hereof to the Depositary, and such Owner or Beneficial Owner shall be deemed liable therefor. In addition to any other remedies available to it, the Depositary may refuse to effect any transfer of this Receipt or any withdrawal of Deposited Securities represented by American Depositary Shares evidenced by such Receipt until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner or Beneficial Owner hereof any part or all of the Deposited Securities represented by the American Depositary Shares evidenced by this Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Owner or Beneficial Owner hereof shall remain liable for any deficiency. The obligations of Owners and Beneficial Owners under this Article 4 shall survive any transfer of Receipts pursuant to Section 2.04 of the Deposit Agreement, any surrender of Receipts and withdrawal of Deposited Securities pursuant to Section 2.05 of the Deposit Agreement, or the termination of the Deposit Agreement pursuant to Section 6.02 of the Deposit Agreement.

5. WARRANTIES ON DEPOSIT OF SHARES.

Every person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor are validly issued, fully paid, non-assessable, and free of any preemptive rights of the holders of outstanding Shares and that the person making such deposit is duly authorized so to do. Every such person shall also be deemed to represent that such Shares and the Receipts evidencing American Depositary Shares representing such Shares would not be Restricted Securities. Such representations and warranties shall survive the deposit of Shares and issuance of Receipts.

6. FILING PROOFS, CERTIFICATES, AND OTHER INFORMATION

Any person presenting Shares for deposit or any Owner or Beneficial Owner of a Receipt may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, or such information relating to the registration on the books of the Company or the Russian Share Registrar, if applicable, to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper. The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made. No Share shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that any necessary approval has been granted by any governmental body in the Russian Federation which is then performing the function of the regulation of currency exchange.

7. CHARGES OF DEPOSITARY.

The Depositary may collect from (i) each person to whom American Depositary Shares are issued, including, without limitation, issuances against deposits of Shares, issuances in respect of Share distributions, rights and other distributions, issuances pursuant to a stock dividend or stock split declared by the Company, or issuances pursuant to a merger, exchange of securities or any other transaction or event affecting the American Depositary Shares or the Deposited Securities, and (ii) each person surrendering American Depositary Shares for withdrawal of Deposited Securities or whose American Depositary Shares are cancelled or reduced for any other reason, up to U.S.$5.00 for each 100 American Depositary Shares (or portion thereof) issued, delivered, reduced, cancelled or surrendered (as the case may be). The Depositary may sell (by public or private sale) sufficient securities and property received in respect of Share distributions, rights and other distributions prior to such deposit to pay such charge. The following additional charges shall be incurred by the Owners, by any party depositing or withdrawing Shares, or by any party surrendering American Depositary Shares, to whom American Depositary Shares are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the American Depositary Shares or the Deposited Securities or a distribution of American Depositary Shares), whichever is applicable (i) an aggregate fee of U.S.$0.03 per American Depositary Share (or portion thereof) per calendar year for services performed by the depositary in administering the Receipts (which fee may be charged on a periodic basis during each calendar year and shall be assessed against Owners of Receipts as of the record date or record dates set by the depositary during each calendar year and shall be payable at the sole discretion of the Depositary by billing such Owners or by deducting such charge from one or more cash dividends or other cash distributions), (ii) to the extent not prohibited by the rules of the primary stock exchange upon which the American Depositary Shares are listed, a fee of U.S.$1.50 per Receipt or Receipts for transfers made pursuant to paragraph (3) hereof, (iii) a fee for the distribution or sale of securities pursuant to Article 4 of the Deposit Agreement, such fee being in an amount equal to the fee for the execution and delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes of this Article 7 treating all such securities as if they were Shares) but which securities or the net cash proceeds from the sale thereof are instead distributed by the Depositary to Owners entitled thereto, and (iv) such fees and expenses as are incurred by the Depositary (including without limitation expenses incurred on behalf of Owners in connection with compliance with foreign exchange control regulations or any law or regulation relating to foreign investment) in delivery of Deposited Securities or otherwise in connection with the Depositary's or its Custodian's compliance with applicable law, rule or regulation. The Company will pay all other charges and expenses of the Depositary and any agent of the Depositary (except the Custodian) pursuant to agreements from time to time between the Company and the Depositary, except (i) stock transfer or other taxes and other governmental charges (which are payable by Owners or persons depositing Shares), (ii) cable, telex and facsimile transmission and delivery charges incurred at the request of persons depositing, or Owners delivering Shares, Receipts or Deposited Securities (which are payable by such persons or Owners), (iii) transfer or registration fees for the registration or transfer of Deposited Securities on any applicable register in connection with the deposit or withdrawal of Deposited Securities (which are payable by persons depositing Shares or Owners withdrawing Deposited Securities; there are no such fees in respect of the Shares as of the date of the Deposit Agreement), (iv) expenses of the Depositary in connection with the conversion of foreign currency into U.S. dollars (which are paid out of such foreign currency), and (v) any other charge payable by any of the Depositary, any of the Depositary’s agents, including, without limitation, the Custodian, or the agents of the Depositary’s agents in connection with the servicing of the Shares or other Deposited Securities (which charge shall be assessed against Owners as of the record date or dates set by the Depositary and shall be payable at the sole discretion of the Depositary by billing such Owners or by deducting such charge from one or more cash dividends or other cash distributions). Such charges may at any time and from time to time be changed by agreement between the Company and the Depositary. The charges and expenses of the Custodian are for the sole account of the Depositary.

The Depositary, subject to Article 8 hereof, may own and deal in, any class of securities of the Company and its affiliates and in Receipts.

8. PRE-RELEASE OF RECEIPTS.

Notwithstanding Section 2.03 of the Deposit Agreement, the Depositary may execute and deliver Receipts prior to the receipt of Shares pursuant to Section 2.02 of the Deposit Agreement (a "Pre-Release"). The Depositary may, pursuant to Section 2.05 of the Deposit Agreement, deliver Shares upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released. The Depositary may receive Receipts in lieu of Shares in satisfaction of a Pre-Release. Each Pre-Release will be (a) preceded or accompanied by a written representation and agreement from the person to whom Receipts are to be delivered that such person, or its customer, owns the Shares or Receipts to be remitted, as the case may be, (b) at all times fully collateralized with cash, or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) Business Days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The number of American Depositary Shares which are outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the Shares deposited under the Deposit Agreement; provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate, and may, with the prior written consent of the Company, change such limit from time to time for purposes of general application. The Depositary will also set Dollar limits with respect to Pre-Release transactions to be entered into under the Deposit Agreement with any particular Pre-Release on a case-by-case basis as the Depositary deems appropriate. For purposes of enabling the Depositary to fulfill its obligations to the Owners under the Deposit Agreement, the collateral referred to in clause (b) above will be held by the Depositary in connection with a Pre-Releasee's obligations to the Depositary in connection with a Pre-Release transaction, including the Pre-Release obligation to deliver Shares or Receipts upon termination of a Pre-Release transaction (and shall not, for the avoidance of doubt, constitute Deposited Securities under the Deposit Agreement).

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

9. TITLE TO RECEIPTS.

It is a condition of this Receipt and every successive Owner and Beneficial Owner of this Receipt by accepting or holding the same consents and agrees, that title of this Receipt when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of New York, provided, however, that the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement or for all other purposes and neither the Depositary nor the Company will have any obligation or be subject to any liability under the Deposit Agreement to any holder of this Receipt, unless such holder is the Owner hereof.

10. VALIDITY OF RECEIPT.

This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual signature of a duly authorized signatory of the Depositary; provided, however, that such signature may be a facsimile if a Registrar for the Receipts shall have been appointed and such Receipts are countersigned by the manual or facsimile signature of a duly authorized officer of the Registrar.

11. REPORTS; INSPECTION OF TRANSFER BOOKS.

The Company currently furnishes the Securities and Exchange Commission (hereinafter called the "Commission") with certain public reports and documents required by foreign law or otherwise under Rule 12g3-2(b) under the Securities Exchange Act of 1934, as amended. Such reports and communications will be available for inspection and copying by Owners and Beneficial Owners at the public reference facilities maintained by the Commission located at 100 F Street, N.E., Washington, D.C. 20549.

The Depositary will make available for inspection by Owners of Receipts at the Depositary's Office any reports and communications, including any proxy soliciting material, received from the Company which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary will also send to Owners of Receipts (i) copies of such reports when furnished by the Company pursuant to Section 5.06 of the Deposit Agreement, (ii) copies of any written communications provided to the Depositary by the Russian Share Registrar pursuant to Section 5.13(b)(v) of the Deposit Agreement, and (iii) copies of any notices given or required to be given by the Depositary pursuant to Section 5.13(d) of the Deposit Agreement. Any such reports and communications, including any such proxy soliciting material, furnished to the Depositary by the Company shall be furnished in English to the extent such materials are required to be translated into English pursuant to any regulations of the Commission.

The Depositary will keep books, at the Depositary's Office, for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Owners of Receipts provided that such inspection shall not be for the purpose of communicating with Owners of Receipts in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts.

12. DIVIDENDS AND DISTRIBUTIONS.

Whenever the Depositary receives any cash dividend or other cash distribution on any Deposited Securities, the Depositary will, if at the time of receipt thereof any amounts received in a foreign currency can in the judgment of the Depositary be converted on a reasonable basis into United States dollars transferable to the United States, and subject to the Deposit Agreement, convert such dividend or distribution into dollars and will distribute the amount thus received (net of the fees and expenses of the Depositary as provided in Article 7 hereof and Section 5.09 of the Deposit Agreement) to the Owners of Receipts entitled thereto; provided, however, that in the event that the Company or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, the amount distributed to the Owners of the Receipts evidencing American Depositary Shares representing such Deposited Securities shall be reduced accordingly.

Subject to the provisions of Sections 4.11 and 5.09 of the Deposit Agreement, whenever the Depositary receives any distribution other than a distribution described in Sections 4.01, 4.03 or 4.04 of the Deposit Agreement, the Depositary will cause the securities or property received by it to be distributed to the Owners entitled thereto, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Owners of Receipts entitled thereto, or if for any other reason the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees and expenses of the Depositary as provided in Article 7 hereof and Section 5.09 of the Deposit Agreement) will be distributed by the Depositary to the Owners of Receipts entitled thereto all in the manner and subject to the conditions described in Section 4.01 of the Deposit Agreement.

If any distribution consists of a dividend in, or free distribution of, Shares, the Depositary may distribute to the Owners of outstanding Receipts entitled thereto, additional Receipts evidencing an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and the issuance of American Depositary Shares evidenced by Receipts, including the withholding of any tax or other governmental charge as provided in Section 4.11 of the Deposit Agreement and the payment of the fees and expenses of the Depositary as provided in Article 7 hereof and Section 5.09 of the Deposit Agreement. In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary will sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.01 of the Deposit Agreement. If additional Receipts are not distributed, each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.

In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) or any deposit of Shares, transfer of Receipts or withdrawal of Deposited Securities under the Deposit Agreement is subject to any tax or other governmental charge which the Depositary determines, in its absolute discretion, it is, or may be, obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes or charges, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Owners of Receipts entitled thereto.

13. RIGHTS.

In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary shall have discretion as to the procedure to be followed in making such rights available to any Owners or in disposing of such rights on behalf of any Owners and making the net proceeds available to such Owners or, if by the terms of such rights offering or for any other reason, the Depositary may not either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse. If at the time of the offering of any rights the Depositary determines in its discretion that it is lawful and feasible to make such rights available to all or certain Owners but not to other Owners, the Depositary may distribute to any Owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Owner, warrants or other instruments therefor in such form as it deems appropriate.

In circumstances in which rights would otherwise not be distributed, if an Owner of Receipts requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such Owner hereunder, the Depositary will make such rights available to such Owner upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) such Owner has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable law.

If the Depositary had distributed warrants or other instruments for rights to all or certain Owners, then upon instruction from such an Owner pursuant to such warrants or other instruments to the Depositary from such Owner to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees and expenses of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner. As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.02 of the Deposit Agreement, and shall, pursuant to Section 2.03 of the Deposit Agreement, execute and deliver Receipts to such Owner. In the case of a distribution pursuant to the second paragraph of this Article 13, such Receipts shall be legended in accordance with applicable U.S. laws, and shall be subject to the appropriate restrictions on sale, deposit, cancellation, and transfer under such laws.

If the Depositary determines, in its discretion, that it is not lawful or feasible to make such rights available to all or certain Owners, it may sell the rights, warrants or other instruments in proportion to the number of American Depositary Shares held by the Owners to whom it has determined it may not lawfully or feasibly make such rights available, and shall allocate the net proceeds of such sales (net of the fees and expenses of the Depositary as provided in Section 5.09 of the Deposit Agreement and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of the Deposit Agreement) for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any Receipt or otherwise.

The Depositary will not offer rights to Owners unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act of 1933 with respect to a distribution to all Owners or are registered under the provisions of such Act; provided, that nothing in the Deposit Agreement or this Receipt shall create any obligation on the part of the Company to file a registration statement with respect to such rights or underlying securities or to endeavor to have such a registration statement declared effective. If an Owner of Receipts requests the distribution of warrants or other instruments, notwithstanding that there has been no such registration under such Act, the Depositary shall not effect such distribution unless it has received an opinion from recognized counsel in the United States for the Company upon which the Depositary may rely that such distribution to such Owner is exempt from such registration.

The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular

14. CONVERSION OF FOREIGN CURRENCY.

Whenever the Depositary or the Custodian shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, into the Depositary's foreign investment account in the Russian Federation, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall convert or cause to be converted by sale or in any other manner that it may determine, such foreign currency into Dollars, and such Dollars shall be distributed to the Owners entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.09 of the Deposit Agreement.

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may, in its sole discretion, deem desirable.

If at any time the Depositary shall determine that in its judgment any foreign currency received by the Depositary or the Custodian is not convertible on a reasonable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.

If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Owners entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled thereto.

15. RECORD DATES.

Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall find it necessary or convenient, the Depositary shall fix a record date (a) for the determination of the Owners of Receipts who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof or (ii) entitled to give instructions for the exercise of voting rights at any such meeting, (b) on or after which each American Depositary Share will represent the changes number of Shares, subject to the provisions of the Deposit Agreement or (c) for the determination of the Owners who shall be responsible for the fee assessed by the Depositary pursuant to Article 7 hereof for inspection of the Share Register maintained by the Russian Share Registrar. The Depositary shall also fix a record date or record dates for the determination of the Owners who shall be responsible for the fees assessed by the Depositary for administration of the Receipt program and for any expenses provided for in Article 7 hereof.

16. VOTING OF DEPOSITED SECURITIES.

As soon as practicable after receipt from the Company of notice of any meeting or solicitation of consents or proxies of holders of Shares or other Deposited Securities, , the Depositary shall mail to Owners a notice stating (a) such information as is contained in such notice and any solicitation materials, (b) that each Owner on the record date set by the Depositary therefor will be entitled to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Deposited Securities represented by the American Depositary Shares evidenced by such Owner's Receipts and (c) the manner in which such instructions may be given. Upon receipt of instructions of a Owner on such record date in the manner and on or before the date established by the Depositary for such purpose, the Depositary shall endeavor insofar as practicable and permitted under the provisions of or governing Deposited Securities to vote or cause to be voted the Deposited Securities represented by the American Depositary Shares evidenced by such Owner's Receipts in accordance with such instructions. The Depositary shall not vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited Securities, other than in accordance with such instructions. Deposited Securities underlying American Depositary Shares for which no voting instructions have been received from Owners shall not be counted as being present for the calculation of a quorum at any meeting of the Company.

At the request of the Company, the Depositary shall deliver, at least two business days prior to the date of such meeting, a schedule of all instructions received from Owners in accordance with which the Depositary will vote or cause to be voted, the Deposited Securities represented by the American Depositary Shares evidenced by such Receipts at such meeting and corresponding information indicating the number of copies of instructions to be delivered and the period of time that is required by the Depositary to furnish copies of all such information and the Company and the Depositary will agree upon a schedule for such delivery and the costs to be paid therefor by the Company. Delivery of instructions will be made at the expense of the Company (unless otherwise agreed in writing by the Company and the Depositary).

The Company agrees to make the notice and any solicitation material for any such meeting available to Beneficial Owners in a timely manner, and in any event no less than 28 days prior to the date of the relevant meeting of holders of Shares, in order to allow such Beneficial Owners to provide voting instructions to the relevant Owner. For the avoidance of doubt, it is agreed that the Company shall bear the sole responsibility for distributing any notices and solicitation materials to Beneficial Owners pursuant to the foregoing procedures, and the Depositary shall assist the Company in conducting such distribution and shall not be liable for the failure of the Company to do so or to do so in a timely manner. The Company and the Depositary agree to cooperate with each other in connection with the voting procedures described in this Article 16.

17. CHANGES AFFECTING DEPOSITED SECURITIES.

In circumstances where the provisions of Section 4.03 of the Deposit Agreement do not apply, upon any change in nominal value, change in par value, split-up, consolidation, or any other reclassification, reorganization, merger or consolidation, or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities under the Deposit Agreement, and American Depositary Shares shall thenceforth represent, in addition to the existing Deposited Securities, the right to receive the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence. In any such case the Depositary may execute and deliver additional Receipts as in the case of a dividend in Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

18. LIABILITY OF THE COMPANY AND DEPOSITARY.

Neither the Depositary nor the Company nor any of their respective directors, employees, agents or affiliates shall incur any liability to any Owner or Beneficial Owner of any Receipt, if by reason of any provision of (a) any present or future law or regulation of the United States or any other country, or of any other governmental or regulatory authority, or by reason of any act of God or war or other circumstances beyond its control, or (b) in the case of the Depositary only, (i) any act or failure to act of the Company or its agents, including the Russian Share Registrar, or their respective directors, employees, agents or affiliates, (ii) any provision, present or future, of the Charter of the Company or any other instrument of the Company governing the Deposited Securities or (iii) any provision of any securities issued or distributed by the Company, or any offering or distribution thereof, the Depositary or the Company shall be prevented, delayed or forbidden from or be subject to any civil or criminal penalty on account of doing or performing any act or thing which by the terms of the Deposit Agreement or the Deposited Securities it is provided shall be done or performed (including, in the case of the Depositary, delivery of any Deposited Securities or distribution of cash or property in respect thereof pursuant to Articles 12 and 13 hereof); nor shall the Depositary or the Company or any of their respective directors, employees, agents or affiliates incur any liability to any Owner or Beneficial Owner of a Receipt by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement. Where, by the terms of a distribution pursuant to Sections 4.01, 4.02 or 4.03 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.04 of the Deposit Agreement, such distribution or offering may not be made available to Owners, and the Depositary may not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse. Neither the Company nor the Depositary assumes any obligation or shall be subject to any liability under the Deposit Agreement to Owners or Beneficial Owners of Receipts, except that (i) the Company agrees to perform its obligations specifically set forth in the Deposit Agreement without negligence or bad faith and (ii) the Depositary agrees to perform its obligations specifically set forth in the Deposit Agreement without negligence or bad faith. The Depositary shall not be subject to any liability with respect to the validity or worth of the Deposited Securities. Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit, or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability shall be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary. Neither the Depositary nor the Company shall be liable for any action or inaction by it in reliance upon the advice of or information from accountants, any person presenting Shares for deposit, any Owner or Beneficial Owner of a Receipt, or any other person believed by it in good faith to be competent to give such advice or information or, in the case of the Depositary only, legal counsel. The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or inaction is in good faith. The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with a matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises, the Depositary performed its obligations without negligence or bad faith while it acted as Depositary. The Depositary shall not be liable to the Company, any Owner or Beneficial Owner or any other person for the unavailability of Deposited Securities or for the failure to make any distribution of cash or property with respect thereto as a result of (i) any act or failure to act of the Company or its agents, including the Russian Share Registrar, or their respective directors, employees, agents or affiliates, (ii) any provision of any present or future law or regulation of the United States, the Russian Federation or any other country, (iii) any provision of any present or future law or regulation of the United States, the Russian Federation or any other country, (iii) any provision of any present or future regulation of any governmental or regulatory authority or stock exchange, (iv) any provision of any present or future Charter of the Company or any other instrument of the Company governing the Deposited Securities, (v) any provision of any securities issued or distributed by the Company, or any offering or distribution thereof, or (vi) any act of God or war or other circumstance beyond its control. The Company agrees to indemnify the Depositary, any Custodian, and their respective directors, employees, agents and affiliates and any Custodian against, and hold each of them harmless from, any liability or expense (including, but not limited to, the expenses of counsel) which may arise out of (a) any registration with the Commission of Receipts, American Depositary Shares or Deposited Securities or the offer or sale thereof, or out of acts performed or omitted, in accordance with the provisions of the Deposit Agreement and of the Receipts, as the same may be amended, modified, or supplemented from time to time, (i) by either the Depositary or a Custodian or their respective directors, employees, agents and affiliates, except for any liability or expense arising out of the negligence or bad faith of either of them, or (ii) by the Company or any of its directors, employees, agents and affiliates, or (b) the unavailability of Deposited Securities or the failure to make any distribution of cash or property with respect thereto as a result of (i) any act or failure to act of the Company or its agents, including the Russian Share Registrar, or their respective directors, employees, agents or affiliates, (ii) any provision of any present or future Charter of the Company or any other instrument of the Company governing the Deposited Securities or (iii) any provision of any securities issued or distributed by the Company, or any offering or distribution thereof. Neither the Company nor the Depositary nor any of their respective agents shall be liable to Owners or Beneficial Owners for any indirect, special, punitive or consequential damages. No disclaimer of liability under the Securities Act of 1933 is intended by any provision of the Deposit Agreement.

19. RESIGNATION AND REMOVAL OF THE DEPOSITARY; APPOINTMENT OF SUCCESSOR CUSTODIAN.

The Depositary may at any time resign as Depositary hereunder by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time be removed by the Company by written notice of such removal, effective upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. Whenever the Depositary in its discretion determines that it is in the best interest of the Owners of Receipts to do so, it may, with the prior consent of the Company, appoint a substitute or additional custodian or custodians.

20. AMENDMENT.

The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary without the consent of Owners or Beneficial Owners of Receipts in any respect which they may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees and cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Owners of Receipts, shall, however, not become effective as to outstanding Receipts until the expiration of thirty days after notice of such amendment shall have been given to the Owners of outstanding Receipts. Every Owner of a Receipt at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby except in order to comply with mandatory provisions of applicable law.

21. TERMINATION OF DEPOSIT AGREEMENT.

The Depositary at any time at the direction of the Company, shall terminate the Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least 90 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement by mailing notice of such termination to the Company and the Owners of all Receipts then outstanding, if at any time 90 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in the Deposit Agreement. On and after the date of termination, the Owner of a Receipt will, upon (a) surrender of such Receipt at the Depositary's Office and (b) payment of any applicable taxes or governmental charges and the fees and expenses of the Depositary, including the fee of the Depositary for the surrender of Receipts referred to in Article 7 hereof, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt in the manner provided in Section 2.05 of the Deposit Agreement. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights and other property as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fees of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges). At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it thereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges). Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary with respect to indemnification, charges, and expenses.

22.  ARBITRATION; WAIVER OF IMMUNITIES.

The Deposit Agreement provides that any controversy, claim or cause of action brought by any party to the Deposit Agreement against the Company, arising out of or relating to the Shares or other Deposited Securities, the American Depositary Shares, the Receipts or the Deposit Agreement, or the breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and that judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof; provided, that in the event of any third-party litigation to which the Depositary is a party and to which the Company may properly be joined, the Company may be so joined in any court in which such litigation is proceeding; and provided further that any such controversy, claim or cause of action that relates to or is based upon the provisions of the Federal securities laws of the United States or the rules and regulations promulgated thereunder may, but need not, be submitted to arbitration as provided in the Deposit Agreement. The Deposit Agreement further provides that any controversy, claim or cause of action arising out of or relating to the Shares or other Deposited Securities, the American Depositary Shares, the Receipts or the Deposit Agreement not subject to arbitration above shall be litigated in the Federal and state courts in the Borough of Manhattan.

To the extent that the Company or any of its properties, assets or revenues may have or hereafter become entitled to, or have attributed to it, any right of sovereign immunity, from any legal action, suit or proceeding, from the giving of any relief in any respect thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with the Shares or Deposited Securities, the American Depositary Shares, the Receipts or the Deposit Agreement, the Company, to the fullest extent permitted by law, hereby irrevocably and unconditionally waives, and agrees not to plead or claim, in any such immunity and consents to such relief and enforcement.

23. REGISTRATION OF SHARES; RUSSIAN SHARE REGISTRAR; SHARE REGISTER.

(a) The Company has agreed in the Deposit Agreement that it shall, at any time and from time to time:

(i) take any and all action as may be necessary to assure the accuracy and completeness of all information set forth in the Share Register maintained by the Russian Share Registrar in respect of the Shares or Deposited Securities;

(ii) provide or cause the Russian Share Registrar to provide to the Depositary, the Custodian or their respective agents unrestricted access to the Share Register during ordinary business hours in Moscow, Russian Federation, in such manner and upon such terms and conditions as the Depositary may, in its sole discretion, deem appropriate, to permit the Depositary, the Custodian or their respective agents to regularly (and in any event not less than monthly) confirm the number of Deposited Securities registered in the name of the Depositary, the Custodian or their respective nominees, as applicable, pursuant to the terms of the Deposit Agreement and, in connection therewith, to provide the Depositary, the Custodian or their respective agents, upon request, with a duplicative extract from the Share Register duly certified by the Russian Share Registrar (or some other evidence of verification which the Depositary, in its sole discretion, deems sufficient);

(iii) cause the Russian Share Registrar promptly (and in any event, within 72 hours after receipt from the Custodian or any of its agents of such documentation as may be required by applicable law and the reasonable and customary regulations of the Russian Share Registrar) to effect the re-registration of ownership of Deposited Securities in the Share Register in connection with any deposit or withdrawal of Shares or Deposited Securities under the Deposit Agreement;

(iv) permit and cause the Russian Share Registrar to permit the Depositary or the Custodian to register any Shares or other Deposited Securities held under the Deposit Agreement in the name of the Depositary, the Custodian or their respective nominees (which may, but need not be, a non-resident of the Russian Federation); and

(v) cause the Russian Share Registrar promptly to notify the Depositary in writing at any time that the Russian Share Registrar (A) eliminates the name of a shareholder of the Company from the Share Register or otherwise alters a shareholder's interest in the Company's shares and such shareholder alleges to the Company, the Russian Share Registrar or publicly that such elimination or alteration is unlawful; (B) no longer will be able materially to comply with, or has engaged in conduct that indicates it will not materially comply with, the provisions of the Deposit Agreement relating to it (including, without limitation, Section 5.13 thereof); (C) refuses to re-register shares of the Company in the name of a particular purchaser and such purchaser (or its respective seller) alleges that such refusal is unlawful; (D) holds shares of the Company for its own account; or (E) has materially breached the provisions of the Deposit Agreement relating to it (including, without limitation, Section 5.13 thereof) and has failed to cure such breach within a reasonable time.

(b) The Company has agreed in the Deposit Agreement that it shall be liable for the unavailability of Deposited Securities or for the failure of the Depositary to make any distribution of cash or property with respect thereto as a result of (i) the negligence or willful misconduct of the Company or its agents, including the Russian Share Registrar, or their respective directors, employees, agents or affiliates, (ii) any provision of any present or future Charter of the Company or any other instrument of the Company governing the Deposited Securities, or (iii) any provision of any securities issued or distributed by the Company, or any offering or distribution thereof.

(c) The Depositary has agreed in the Deposit Agreement that the Depositary or the Custodian will regularly (and in any event not less than monthly) confirm the number of Deposited Securities registered in the name of the Depositary, the Custodian or their respective nominees, as applicable, pursuant to the terms of the Deposit Agreement. The Company and the Depositary have agreed in the Deposit Agreement that, for purposes of the rights and obligations under the Deposit Agreement and this Receipt of the parties thereto and hereto, the records of the Depositary and the Custodian shall be controlling for all purposes with respect to the number of Shares or other Deposited Securities which should be registered in the name of the Depositary, the Custodian or their respective nominees, as applicable, pursuant to the terms of the Deposit Agreement. In the event of any material discrepancy between the records of the Depositary or the Custodian and the Share Register, then, if an officer of the ADR Department of the Depositary has actual knowledge of such discrepancy, the Depositary will promptly notify the Company. In the event of any discrepancy between the records of the Depositary or the Custodian and the Share Register, the Company has agreed that (whether or not it has received any notification from the Depositary) it will (i) use its best efforts to cause the Russian Share Registrar to reconcile its records to the records of the Depositary or the Custodian and to make such corrections or revisions in the Share Register as may be necessary in connection therewith, and (ii) to the extent the Company is unable to reconcile, promptly instruct the Depositary to notify the Owners of the existence of such discrepancy. Upon receipt of such instruction, the Depositary may at any time give such notification to the Owners, whether or not it has received instructions from the Company) and will promptly cease issuing Receipts pursuant to Section 2.02 of the Deposit Agreement until such time as, in the opinion of the Depositary, such records have been appropriately reconciled.

24. DISCLOSURE OF INTERESTS

The Company or, on the request of the Company, the Depositary may from time to time request Owners to provide information as to the capacity in which such Owners own or owned Receipts and regarding the identity of any other persons then or previously having a beneficial interest in such Receipts and the nature of such interest and various other matters. Each Owner agrees to provide any information requested pursuant to this Section 3.04. The Depositary agrees to comply with reasonable written instructions received from time to time from the Company requesting that the Depositary forward any such requests to the Owners and to forward to the Company any such responses to such requests received by the Depositary. To the extent that provisions of or governing any Deposited Securities (including the Company's Charter or applicable law) may require the disclosure of beneficial or other ownership of Deposited Securities, other Shares and other securities to the Company and may provide for blocking transfer and voting or other rights to enforce such disclosure or limit such ownership, the Company may instruct the Depositary to shall use its reasonable efforts under the circumstances to comply with the Company instructions as to Receipts in respect of any such enforcement or limitation, and Owners and Beneficial Owners shall comply with all such disclosure requirements and ownership limitations and shall cooperate with the Depositary's compliance with such Company instructions; provided, however, the Company acknowledges that no such instructions shall be provided to the Depositary with respect to any Receipts registered in the name of The Depository Trust Company or its nominee.